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                                                                    Exhibit 99.3
                               LETTER TO BROKERS

                                  pursuant to

                               OFFER TO EXCHANGE

               7.82% Pass Through Certificates, Series 2001-A-1
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              7.82% Pass Through Certificates, Series 2001-A-1 of
                Ahold Lease Series 2001-A-1 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                                      and

               8.62% Pass Through Certificates, Series 2001-A-2
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              8.62% Pass Through Certificates, Series 2001-A-2 of
                Ahold Lease Series 2001-A-2 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                   In each case, payable from rents paid by
                           Ahold Lease U.S.A., Inc.,
                                 guaranteed by
                     Koninklijke Ahold N.V. (Royal Ahold)

             Offer made pursuant to the Prospectus dated   , 2001


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
  2001 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED. TENDERS  MAY
    BE WITHDRAWN PRIOR TO  5:00  P.M.,  NEW  YORK  CITY  TIME,  ON  THE
      EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   We are enclosing herewith the material listed below relating to the offer by Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands ("Royal Ahold") and Ahold Lease U.S.A., Inc., a corporation incorporated under the laws of the State of Delaware ("Ahold Lease" and, together with Royal Ahold, the "Registrants") to exchange up to (1) $313,665,000 fully accreted aggregate principal amount of new 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-1 Pass Through Certificates"), for any and all of the outstanding unregistered 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust (the "Outstanding A-1 Pass Through Certificates"), and (2) $250,720,000 fully accreted aggregate principal amount of new 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-2 Pass Through Certificates" and, together with the New A-1 Pass Through Certificates, the "New Pass Through Certificates"), for any and

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all of the outstanding unregistered 8.62% pass through certificates, series
2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust (the "Outstanding A-2 Pass Through Certificates" and, together with the Outstanding A-1 Pass Through Certificates, the "Outstanding Pass Through Certificates"), upon the terms and subject to the conditions set forth in the prospectus, dated
  , 2001 (as the same may be amended or supplemented from time to time, the ("Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), which together constitute the exchange offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

   Enclosed herewith are copies of the following documents:

      1. Prospectus;

      2. Letter of Transmittal for your use and for the information of your clients;

      3. Notice of Guaranteed Delivery;

      4. Letter to Clients which may be sent to your clients for whose account you hold Outstanding Pass Through Certificates in your name or in the name of your nominee; and

      5. Instruction Letter from Beneficial Owner, which may be sent to your clients for obtaining such clients' instructions with regard to the Exchange Offer.

   We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

   The CUSIP numbers for the Outstanding Pass Through Certificates are as follows: 500467 AB 1 (Outstanding A-1 Pass Through Certificates) and 500467 AC 9 (Outstanding A-2 Pass Through Certificates).

   The Exchange Offer is not conditioned upon any minimum number of Outstanding Pass Through Certificates being tendered.

   Pursuant to the Letter of Transmittal, each person executing the Letter of Transmittal will represent to the Registrants that (1) any New Pass Through Certificates to be received in exchange for the Outstanding Pass Through Certificates tendered will have been acquired in the ordinary course of business of the person receiving such New Pass Through Certificates, whether or not such person is the person executing the Letter of Transmittal, (2) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of New Pass Through Certificates to be received in the Exchange Offer, (3) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates is an "affiliate," as defined in Rule 405 under the Securities Act, of the Registrants or the applicable Pass Through Trustee, and (4) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates is engaged in, or intends to engage in, a distribution, as defined in the Securities Act, of such New Pass Through Certificates. The Registrants may require the person executing the Letter of Transmittal, as a condition to such person's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934 on behalf of whom such person holds the Outstanding Pass Through Certificates to be exchanged in the Exchange Offer. If the person executing the Letter of Transmittal is a broker-dealer that will receive New Pass Through Certificates for its own account in exchange for Outstanding Pass Through Certificates, it represents that such Outstanding Pass Through Certificates were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver the Prospectus in connection with any resale of such New Pass Through Certificates. However, by so acknowledging and by delivering the Prospectus, the person executing the Letter of Transmittal will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed Instruction Letter from Beneficial Owner contains an authorization by the beneficial owners of the Outstanding Pass Through Certificates for you to make the foregoing representations.

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   The Registrants will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Pass Through Certificates pursuant to the Exchange Offer. The Registrants will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Pass Through Certificates to it, except as otherwise provided in the Instructions in the enclosed Letter of Transmittal.

   Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          FIRST UNION NATIONAL BANK

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